Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of IDS Life Insurance Company, included in Post-Effective Amendment No. 11 to the Registration Statement (on Form S-2 to Form S-1 on Form S-2, No. 33-50968) for the registration of the American Express Flexible Payment Market Value Annuity Contracts to be offered by IDS Life Insurance Company.


/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2002